Exhibit 4.3

NUMBER ________-	(SEE REVERSE SIDE FOR LEGEND)
THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION DATE (DEFINED BELOW)

CAPITOL INVESTMENT CORP. VII

CUSIP ________

WARRANT

THIS CERTIFIES THAT, for value received______________is the registered holder of a warrant or warrants (the “Warrant(s)”) to purchase one fully paid and non-assessable share of Class A common stock, par value $0.0001 per share (“Shares”), of Capitol Investment Corp. VII, a Delaware corporation (the “Company”), expiring at 5:00 p.m., New York City time, on the fifth anniversary of the completion by the Company of a merger, stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”), or earlier upon redemption or liquidation (the “Expiration Date”). The Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i) 30 days after the Company’s completion of a Business Combination and (ii) 12 months from the closing of the Company’s initial public offering (provided, in each case, that the Company has an effective registration statement under the Securities Act of 1933, as amended, covering the Shares issuable upon exercise of the Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities or blue sky laws of the state of residence of the holder (or the Company permits holders to exercise their Warrants on a cashless basis under the circumstances specified in the Warrant Agreement (as defined below) as a result of (i) the Company’s failure to have an effective registration statement by the 60th business day after the closing of its initial Business Combination or (ii) a notice of redemption being delivered by the Company with respect to the Warrants) such number of Shares of the Company at the price of $11.50 per share, upon surrender of this certificate (this “Warrant Certificate”) and payment of the Warrant Price (as defined below) (or through “cashless exercise” as provided for in the Warrant Agreement) at the office or agency of the warrant agent, Continental Stock Transfer & Trust Company (the “Warrant Agent”), but only subject to the conditions set forth herein and in the warrant agreement between the Company and the Warrant Agent (the “Warrant Agreement”). The Warrants are subject in all respects to the terms of the Warrant Agreement, and defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement. The Warrant Agreement provides that upon the occurrence of certain events, the Warrant Price and the number of Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term “Warrant Price” as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round down to the nearest whole number the number of Shares to be issued to such holder.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or the registered holder’s assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof, of any distribution to the registered holder and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant Certificate does not entitle the registered holder to any of the rights of a stockholder of the Company.

The Company reserves the right to call the Warrant at any time prior to its exercise as described in the Warrant Agreement. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the applicable call price.

By
	Chairman of the Board	Secretary

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise ______________ Warrants represented by this Warrant Certificate, and to purchase the Shares issuable upon the exercise of such Warrants, and requests that Warrant certificates for such Shares shall be issued in the name of:

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

____________________________________________________________________________________________

____________________________________________________________________________________________

____________________________________________________________________________________________

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)
and be delivered to
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For value received, _______________________ hereby sells, assigns and transfers unto:

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

____________________________________________________________________________________________

____________________________________________________________________________________________

____________________________________________________________________________________________

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)
and be delivered to
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

______________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints _________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
(SIGNATURE)

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15) (OR ANY SUCCESSOR RULE).